[KPMG letterhead]                                                  EXHIBIT 99.2

New Jersey Headquarters
150 John F. Kennedy Parkway
Short Hills, NJ 07078

                         Independent Accountant's Report
                       On Applying Agreed-Upon Procedures
                       ----------------------------------



Board of Directors
BMW Financial Services NA, LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677

Ladies and Gentlemen:

We have performed the procedures enumerated below, which were agreed to by BMW Financial Services NA, LLC (BMW FS or the Servicer), solely to assist the addressee in evaluating the accuracy of certain specified information in connection with the Servicing Agreement (the Agreement) dated November 1, 2000 among BMW Vehicle Lease Trust 2000-A, as Issuer, BMW Auto Leasing LLC, as Transferor, BMW Financial Services NA, LLC, as Servicer, and The Chase Manhattan Bank, as Indenture Trustee.

This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the addressee. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

For purposes of presenting our procedures and findings, the phrase "compared" means compared and found to be in agreement with, unless otherwise noted. "Recalculated" means recomputed and found to be in agreement with, unless otherwise noted.

Our procedures and findings were as follows:

          1.   a)   We obtained from the Servicer a copy of the October 1, 2001 through October 31, 2001 Monthly Servicing Report (the
                    Report) dated November 26, 2001 for BMW Vehicle Lease Trust
                    2000-A. This Report was prepared by the Servicer and is attached as Exhibit 1.

               b) We compared all amounts and percentages appearing on the Report and on the monthly summaries prepared by the Servicer in support of the Report to computer reports or schedules prepared by the Servicer, where applicable (as identified by the letter A on Exhibit 1), to the previous month's Servicer Report (as identified by the letter B on Exhibit 1) or to the BMW Vehicle Lease Trust 2000-A Prospectus dated November 2, 2000 (as identified by the letter C on Exhibit 1). The Servicer has provided written representation that such computer reports and schedules were extracted from or derived from the BMW FS accounting records. Other applicable amounts and percentages appearing on the Report were recalculated within a $1 or .01% margin of difference (as identified by the letter D on Exhibit 1).

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           The following exceptions were noted:

                     o The dollar amount of "Receipts of Monthly Payments" included on the Report is $23,021,030 but the corresponding dollar amount appearing on the supporting schedule is $22,785,794.

                     o The dollar amount of "Deposits to Collection Account" included on the Report is $61,069,567 but the corresponding dollar amount appearing on the supporting computer reports total $61,484,860.

           It should be noted that certain other amounts (as identified by the letter E on Exhibit 1) included on the Report were recalculated and/or compared to computer reports and schedules based upon the dollar amount of "Receipts of Monthly Payments" included on the Report as noted above, excluding the impact of our above noted difference for "Receipts of Monthly Payments."

We were not engaged to, and did not, conduct an examination, the objective of which would be the expression of an opinion on the subject matter above. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the addressee and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, it is our understanding that the Servicer will provide copies of this report to The Chase Manhattan Bank, as Indenture Trustee, and Wilmington Trust Company, as Owner Trustee, in accordance with Section 2.11 of the Agreement. The receipt of this report by such parties acknowledges the sufficiency of the procedures performed for their purposes.

                                                           /s/ KPMG  LLP


April 26, 2002

BMW vehicle Lease Trust 2000-A                                        EXHIBIT 1
Collection Period Ending: 10/31/01
Distribution Date: 11/26/01

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

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Balances
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Initial                     Period End
    Securitization Value                                            C        $1,547,538,089       A,D       $1,027,329,239
    Reserve Account                                                 C           $81,245,750         D         $104,458,821
    Class A-1 Notes                                                 C          $180,000,000         D                   $0
    Class A-2 Notes                                                 C          $600,000,000         D         $259,791,150
    Class A-3 Notes                                                 C          $300,000,000         D         $300,000,000
    Class A-4 Notes                                                 C          $389,860,000         D         $389,660,000
    Subordinated Note                                               C           $30,951,089         D          $30,951,089
    Class B Certificates                                            C           $46,927,000         D          $46,927,000

Current Collection Period
-----------------------------------------------------------------------------------------------------------------------------------

    Beginning Securitization Value                                  B        $1,078,777,022
      Principal Reduction Amount                                    D           $51,447,783
    Ending Securitization Value                                     A        $1,027,329,239

    Calculation of Required 2000-A SUBI Collection Account
       Amount Collections
          Receipts of Monthly Payments                              A           $23,021,030
          Sale Proceeds                                             A           $11,455,884
          Termination Proceeds                                      A           $23,916,292
          Recovery Proceeds                                         A              $734,485
       Total Collections                                            E           159,127,692

       Servicer Advances                                            D           $16,543,002
       Reimbursement of Previous Servicer Advances                  A         ($14,601,126)

    Required 2000-A SUBI Collection Account Amount                  E            61,069,567

Servicer Advance Amounts
-----------------------------------------------------------------------------------------------------------------------------------

    Beginning Period Unreimbursed Previous Servicer Advance
    Current Period Monthly Payment Advance                          B           $23,719,800
    Current Period Sales Proceeds Advance                           A            $1,527,501
    Current Reimbursement of Previous Servicer Advance              A           $15,015,500
    Ending Period Unreimbursed Previous Servicer Advances           A         ($14,601,126)
                                                                    D           $25,661,676
Collection Account
-----------------------------------------------------------------------------------------------------------------------------------

    Deposits to 2000-A SUBI Collection Account                      E           $61,069,567
     Withdrawals from 2000-A SUBI Collection Account
       Servicing Fees                                               D              $898,981
       Note Distribution Account Deposit                            D            $5,550,643
       Reserve Fund Deposit - Subordinated Noteholder Interest      D              $180,548
       Certificate Distribution Account Deposit                     D              $273,741
       Monthly Principal Distributable Amount                       D           $51,447,783
       Reserve Fund Deposit - Excess Collections                    E            $2,717,871
       Payments to Transferor                                                            $0
     Total Distributions from 2000-A SUBI Collection Account        E           $61,069,567

Note Distribution Account
-----------------------------------------------------------------------------------------------------------------------------------

    Amount Deposited from the Collection Account                    D           $56,998,426
    Amount Deposited from the Reserve Account                                            $0
    Amount Paid to Noteholders                                      D           $56,998,426

Certificate Distribution Account
-----------------------------------------------------------------------------------------------------------------------------------

    Amount Deposited from the Collection Account                    D              $273,741
    Amount Deposited from the Reserve Account                                            $0
    Amount Paid to Certificateholders                               D              $273,741

BMW Vehicle Lease Trust 2000-A                                                                      EXHIBIT 1
Collection Period Ending: 10/31/01
Distribution Date: 11/26/01
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Distributions
-----------------------------------------------------------------------------------------------------------------------------------

      Monthly Principal Distributable Amount                           Current Payment        Ending Balance            Per $1,000
      Class A-1 Notes                                          D                    $0                    $0                 $0.00
      Class A-2 Notes                                                      $51,447,783      D   $259,791,150        D       $85.75
      Class A-3 Notes                                                               $0      D   $300,000,000        D        $0.00
      Class A-4 Notes                                                               $0      D   $389,660,000        D        $0.00
      Subordinated Note                                                             $0      D    $30,951,089        D        $0.00
      Class B Certificates                                                          $0      D    $46,927,000        D        $0.00

      Interest Distributable Amount                                    Current Payment            Per $1,000
      Class A-1 Notes                                                               $0                 $0.00
      Class A-2 Notes                                          D            $1,724,782      D          $2.87
      Class A-3 Notes                                          D            $1,660,000      D          $5.53
      Class A-4 Notes                                          D            $2,165,860      D          $5.56
      Subordinated Note                                        D              $180,548      D          $5.83
      Class B Certificates                                     D              $273,741      D          $5.83

Carryover Shortfalls
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Prior
                                                                              Period Carryover      Current Payment     Per $1,000
      Class A-1 Interest Carryover Shortfall                                        $0                    $0            $0
      Class A-2 Interest Carryover Shortfall                                        $0                    $0            $0
      Class A-3 Interest Carryover Shortfall                                        $0                    $0            $0
      Class A-4 Interest Carryover Shortfall                                        $0                    $0            $0
      Subordinated Note Interest Carryover Shortfall                                $0                    $0            $0
      Certificate Interest Carryover Shortfall                                      $0                    $0            $0

Reserve Account
-----------------------------------------------------------------------------------------------------------------------------------

      Beginning Period Required Amount                         B          $104,458,821
      Beginning Period Amount                                  B          $104,458,821
      Net Investment Earnings                                  A              $234,745
      Current Period Deposit                                   E            $2,898,419
      Reserve Fund Draw Amount                                                      $0
      Release of Excess Funds                                  E            $3,133,164
      Ending Period Required Amount                            D          $104,458,821
      Ending Period Amount                                     D          $104,458,821

Residual Value Losses
-----------------------------------------------------------------------------------------------------------------------------------

                                                                        Current Period                    Cumulative
      Net Sale Proceeds                                        A           $13,197,106        D          $43,854,167
      Residual Values                                          A           $14,407,110        D          $46,911,364
      Residual Value Losses                                    D            $1,210,004        D           $3,057,197

Receivables Data
-----------------------------------------------------------------------------------------------------------------------------------

Beginning of Period Lease Balance                              B        $1,185,115,092
End of Period Lease Balance                                    D        $1,130,624,992

Delinquencies Aging Profile - End of Period
  Lease Balance                                                          Dollar Amount                   Percentage
      Current                                                  A        $1,038,256,594        D              91.83%
      1-29 days                                                A           $80,649,754        D               7.13%
      30-59 days                                               A            $9,495,248        D               0.84%
      60-89 days                                               A            $1,496,669        D               0.13%
      90-119 days                                              A              $549,744        D               0.05%
      120+ days                                                A              $176,983        D               0.02%
      Total                                                    D        $1,130,624,992        D             100.00%
Delinquent Receivables +30 days past due                       D           $11,718,644        D               1.04%

Credit Losses                                                           Current Period                   Cumulative
      Liquidated Lease Balance                                 A              $601,125        D          $6,227,628
      Liquidation Proceeds                                     A              $425,288        D          $4,461,808
      Recovery Proceeds                                        A                $2,173        D             $39,615
      Net Credit Losses                                        D              $173,664        D          $1,726,205


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